Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (File number 333-138007) of our report dated October 9, 2006 relating to the financial statements of Interflora Holdings Limited which appears in the Current Report on Form 8-K/A of FTD Group, Inc filed on October 10, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
East Midlands, England
February 20, 2007